SECURITIES AND EXCHANGE COMMISSION

                                     WASHINGTON, D.C. 20549


                                        FORM 8-K

                                     CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934




          Date of Report (date of earliest event reported):  May 3, 1997


                              CODED COMMUNICATIONS CORPORATION
                  (Exact name of registrant as specified in its charter)



        Delaware                 0-17574             33-0580412

(State or other jurisdiction   (Commission File No.)  (IRS Employer
  of Incorporation)                              Identification No.)




    1939 Palomar Oaks Way,      Carlsbad, California        92009

(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (619) 431-1945








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	Item 5.  Other Events

  Coded Communications Corporation (the "Registrant") has named Gary L. Luick as president and chief executive officer, effective March 3, 1997. In addition Mr. Luick will also be appointed a member of the Registrant's board of directors.

  Mr. Luick, age 56, served as president of GTI Corporation from 1989-1995 and as its Chief Executive Officer from 1991-1995. GTI Corporation is a publicly-held corporation. Prior to joining GTI Corporation in 1989, Mr. Luick served in various management roles at Allied-Signal Corporation over a 10 year period. His responsibilities at Allied Signal centered on corporate development, including numerous acquisitions, divestitures and turnarounds of subsidiaries. He also served as a director of several Allied-Signal European subsidiaries. Mr. Luick is currently a director of Remec Corporation, a publicly-held manufacturer of microwave modules for microwave systems for the commercial wireless-communications market.

  Mr. John A. Robinson, Jr., the Registrant's president and chief executive officer since March 1995, will continue with the Registrant as the president of its wholly-owned subsidiary, Decom Systems, Inc. Mr. Robinson, who is also a member of the Registrant's board of directors, will resign from the board of directors.

                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



March 5, 1997	           CODED COMMUNICATION CORPORATION
   Date	                           Registrant


                         By:s/s Steven Borgardt
                                Vice President Finance












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